Exhibit 99.1

FOR IMMEDIATE RELEASE

MasterCraft Boat Holdings, Inc. Enters into Asset Exchange Agreement with MarineMax for Aviara Brand

Transaction Better Positions MasterCraft to Execute Strategic Growth Initiatives with Enhanced Operational Focus

MasterCraft to Wind Down Merritt Island Production Facility Operations and Commence Marketing of Property for Sale

Aviara Segment to be Reported as Discontinued Operations Beginning First Quarter Fiscal Year 2025

VONORE, Tenn., August 8, 2024 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (“MasterCraft” or the “Company”) today announced that it has entered into an asset exchange agreement under which it will transfer the rights to its Aviara brand of luxury dayboats and related assets to Cruisers Yachts, a subsidiary of MarineMax, Inc. (“MarineMax”).

Under the terms of the agreement, MasterCraft will transfer ownership of the Aviara brand, including all commercial and operational assets relating to Aviara’s product line, to Cruisers Yachts . As part of the asset exchange, MarineMax will pay for all boats currently on order, in addition to select branding and operational assets, including Aviara’s website, tooling and inventory. MarineMax will also assume Aviara’s customer care, warranty liability and administration. MasterCraft will discontinue operations of the Aviara segment, close its Merritt Island, Florida production facility and offer the property for open market sale. Other financial details of the agreement were not disclosed.

Brad Nelson, Chief Executive Officer of MasterCraft, said, “Following a review of our strategic growth plans, we are confident this arrangement best positions our company to focus on extending our leadership position in our MasterCraft, Crest and Balise brands, optimize our cost structure, and direct resources towards other long-term growth initiatives. As the primary U.S. retail distributor for Aviara since launch, MarineMax knows the brand and its customers well and we believe they are the ideal partner to continue managing Aviara and fully supporting existing and future customers moving forward.”

Nelson added, “The hard work and dedication of our incredible Aviara team has quickly enabled this product line to become a blue-chip brand in boating, and they have done an excellent job operating the business through the current market cycle. We are committed to supporting the Aviara team through this transition.”

The transaction remains subject to customary closing conditions and is expected to be completed in our fiscal first quarter.

The Company intends to classify Aviara as discontinued operations beginning in the first quarter of fiscal year 2025.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its three brands, MasterCraft, Crest, and Balise. For more information about MasterCraft Boat Holdings, and its three brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.CrestPontoonBoats.com, and www.BalisePontoonBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning the sale of our Aviara business, including the timing, impact on our go-forward business and the expected accounting treatment.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the potential effects of supply chain disruptions and production inefficiencies, general economic conditions, demand for our products, inflation, changes in consumer preferences, competition within our industry, our ability to maintain a reliable network of dealers, our ability to manage our manufacturing levels and our fixed cost base, the successful introduction of our new products, geopolitical conflicts, such as the conflict between Russia and Ukraine and the conflict in the Gaza Strip and general unrest in the Middle East, and financial institution disruptions. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2023, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Contact:

MasterCraft Boat Holdings, Inc.

John Zelenak

Manager of Treasury & Investor Relations

Email: investorrelations@mastercraft.com

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